EXHIBIT 23.1

                    CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement of Quality Dining, Inc. on Form S-8 (File No. 333-___________) of our report dated January 10, 1997, on our audits of the consolidated financial statements of Quality Dining, Inc. and subsidiaries as of October 27, 1996 and October 29, 1995, and for the fifty-two week periods ended October 27, 1996, October 29, 1995 and October 30, 1994, which report is included in the Annual Report on Form 10-K of Quality Dining, Inc. for its fiscal year ended October 27, 1996.

                         /S/ COOPERS & LYBRAND, L.L.P.

                         COOPERS & LYBRAND L.L.P.

South Bend, Indiana
October 22, 1997